MIRAGE RESORTS, INCORPORATED
                      NON-QUALIFIED DEFERRED COMPENSATION PLAN


             WHEREAS, Mirage Resorts, Incorporated desires to establish a deferred compensation plan to provide supplemental retirement income benefits for a select group of management and highly compensated employees of Mirage Resorts, Incorporated and its subsidiaries through deferrals of salary and bonuses, effective as of February 1, 1997; and

             WHEREAS, it is believed that the adoption of this Plan providing for deferred compensation at the election of each executive will be in the best interests of Mirage Resorts, Incorporated and its subsidiaries;

             NOW THEREFORE, it is hereby declared as follows:

          1. DEFINITIONS.

             Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

             "BENEFICIARY" or "BENEFICIARIES" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death. No beneficiary designation shall become effective until it is filed with the Committee. If there is no Beneficiary designation in effect, or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If no spouse shall survive the Participant, the issue of the Participant (by right of representation) shall be the Beneficiary; and if neither spouse nor issue survive the Participant, the Beneficiary shall be the Participant's estate.

             "BOARD OF DIRECTORS" or "BOARD" shall mean the Board of Directors of Mirage Resorts, Incorporated.

                                 Exhibit 10(ccc)

             "BONUS" shall mean any compensation payable to a Participant in addition to the Participant's Salary, but not including any non-cash compensation.

             "CODE" shall mean the Internal Revenue Code of 1986, as amended.

             "COMMITTEE" shall mean the Committee appointed by the Board to administer the Plan.

             "COMPANY" or "COMPANIES" shall mean Mirage Resorts, Incorporated, each majority-owned subsidiary (within the meaning of Rule 405 under the Securities Act of 1933) of Mirage Resorts, Incorporated, or any successor thereto, and with respect to an employee or Participant, shall mean the Company that employs the employee or Participant.

             "COMPENSATION" shall mean the Salary and Bonus to which the Participant is entitled for services rendered to the Company.

             "DEFERRAL ACCOUNT" shall mean the bookkeeping account maintained by the Committee for each Participant that is credited or debited with amounts equal to (1) the portion of the Partici-pant's Salary that he or she elects to defer pursuant to this Plan, (2) the portion of the Participant's Bonus that he or she elects to defer pursuant to this Plan, and (3) the return credited on the balance in the account.

             "DISTRIBUTION METHOD"  shall  have  the  meaning described  in
          Section 4.3.

             "EARLY DISTRIBUTIONS"  shall  have  the  meaning described  in
          Section 6.7.

             "ELECTION DATE" shall mean (i) with respect to the first Plan Year, February 21, 1997; and (ii) with respect to each subsequent Plan Year, December 1 of the immediately preceding Plan Year.

             "ELIGIBLE EMPLOYEE" shall mean, with respect to any Plan Year, each member of a group of select management or highly compensated employees of the Companies selected by the Committee to participate in the Plan, each of whom will be either (i) an executive officer (within the meaning of Regulation D of the Rules under the Securities Act of 1933) of Mirage Resorts, Incorporated who will have had at least one year of service as of the first day of that Plan Year; or (ii) an employee of a Company who will have had at least one year of continuous service with one or more Companies as of the first day of that Plan Year and who will have been paid Salary and Bonus totaling $200,000 or more during the twelve months ending on the day before the Election Date for that Plan Year.

             "PARTICIPANT" shall mean any Eligible Employee who elects to defer Compensation in accordance with Section 4.1.

             "PARTICIPANT OPTIONS"  shall  have  the  meaning described  in
          Section 4.4.

             "PAYMENT ELIGIBILITY DATE" shall mean the date specified by the Participant pursuant to Section 4.3, or if no date is so specified, the first January 1 following the date of termination of a Participant's employment by the Company.

             "PLAN" shall mean the Mirage Resorts, Incorporated Non-Qualified Deferred Compensation Plan set forth herein, now in effect, or as amended from time to time.

             "PLAN YEAR" shall mean, with respect a Participant, that period beginning on the first day of the Participant's first pay period that begins on or after January 1, and ending on the last day of the Participant's pay period that ends on or includes the following December 31; provided, however, that the first Plan Year shall be a short year beginning on the first day of the Participant's first pay period that begins on or after February 21, 1997, and ending on the last day of the Participant's pay period that ends on or includes December 31, 1997.

             "PLAN YEAR  SUBACCOUNT" shall  have the  meaning described  in
          Section 5.1.

             "SALARY" shall mean the Participant's base pay.

          2. PARTICIPATION.     An  Eligible   Employee   shall  become   a
          Participant in the Plan by electing to defer a portion of his or her Compensation in accordance with Section 4.1.

          3. VESTING OF DEFERRAL ACCOUNT. A Participant's Deferral Account shall be 100% vested at all times, except as specifically provided in Section 6.6 (Inability to Locate Participant) and
          Section 6.7 (Early Distributions).

          4. PARTICIPANT ELECTIONS TO DEFER COMPENSATION.

             4.1 TIME AND MANNER OF ELECTION. Each Eligible Employee may elect to defer Compensation for a Plan Year by filing with the Committee an election that conforms to the requirements of this
          Section 4.1,  on  a form  provided  by the  Committee,  to  defer
          Compensation as provided herein. An election to defer Compensation for a Plan Year must be filed on or before the Election Date for that Plan Year. Such election shall specify the percentage of Salary to be deferred, the percentage of Bonus to be deferred, the Payment Eligibility Date, the Distribution Method, and the Participant Options to be applicable to any Compensation subject to the election. An election to defer Compensation under the provisions of this subsection shall apply to Salary paid with respect to services performed during the Plan Year and to Bonus paid with respect to services performed during the calendar year ending on the same day as the Plan Year or ending within the Plan Year.

             4.2 PERCENTAGE TO BE DEFERRED. For the initial Plan Year, an Eligible Employee may elect to defer any percentage of Salary not exceeding 25 percent and any percentage of Bonus not exceeding 15 percent. For each subsequent Plan Year, an Eligible Employee may elect to defer any percentage of Salary not exceeding 15 percent and any percentage of Bonus not exceeding 15 percent. The percentage designated by the Participant shall apply to each payment of Salary and Bonus subject to the election.

             4.3 LENGTH OF DEFERRAL. With respect to any Plan Year, an Eligible Employee may elect to defer until January 1 of any calendar year beginning at least two years after the end of the Plan Year (the "Payment Eligibility Date") the first payment of the Deferral Account for that Plan Year, and may elect to receive the Deferral Account for that Plan Year as a lump sum on the Payment Eligibility Date or in annual, quarterly, or monthly installments over any number of years up to 10 years, with the first such installment paid on the Payment Eligibility Date (the "Distribution Method").

             4.4 INVESTMENT ELECTIONS. Each Participant may specify that all or any 10% multiple of the amount of Compensation to be deferred for any Plan Year shall be deemed to be invested in one or both of the following options (the "PARTICIPANT OPTIONS"):

                  4.4.1   FIXED RATE.   A  fixed rate  of  ten percent  per
          annum, compounded monthly (the "FIXED RATE OPTION").

                  4.4.2 S&P 400. The rate of return, calculated daily, of an index fund chosen by the Committee that is based upon the
          Standard & Poor's  Mid-Cap 400  Index (the  "S&P 400").   If  the
          chosen fund ceases to operate or otherwise no longer constitutes an index fund that reflects the Standard & Poor's Mid-Cap 400 Index, the Committee shall choose another such index fund to act as the measurement of the rate of return.

          If a Participant fails to elect a Participant Option for all or part of the deferred Compensation, he or she shall be deemed to have elected the Fixed Rate Option with respect to that portion of the deferred Compensation. The Participant Option elected for any part of the Compensation deferred by a Participant shall also apply to amounts credited as earnings on that part of the Compensation deferred.

             4.5 CHANGE OF INVESTMENT ELECTION. On or prior to the twentieth day of any calendar month, a Participant may change the designation of the Participant Options with respect to any 10%
          multiple of the amount of a Plan Year Subaccount of the Participant by filing with the Committee an election on a form provided by the Committee. Such change shall be effective as of the first day of the following calendar month.

              4.6  DURATION OF DEFERRAL ELECTION.  Any election pursuant to
          Section 4.1 shall be irrevocable (except as specifically provided in Section 4.5 with respect to Participant Options).

          5. DEFERRAL ACCOUNT.

             5.1 MAINTENANCE OF DEFERRAL ACCOUNT. The Committee shall establish and maintain a Deferral Account for each Participant under the Plan. Each Participant's Deferral Account shall be further divided into separate subaccounts ("PLAN YEAR SUBACCOUNTS"), each of which corresponds to the Compensation deferred with respect to each Plan Year for which the Participant elected to defer Compensation pursuant to Section 4.1.

             5.2  CREDITS TO DEFERRAL ACCOUNT.   A  Participant's  Deferral
          Account shall be credited as follows:

                  5.2.1 On the pay day for each corresponding pay period included within a Plan Year, the Committee shall credit the Plan Year Subaccount for that Plan Year with an amount equal to Salary deferred by the Participant in that pay period in accordance with the Participant's election under Section 4.1.

                  5.2.2 On the day on which the Company pays a Bonus to a Participant, the Committee shall credit the Plan Year Subaccount for the Plan Year with respect to which the Bonus is paid with an amount equal to the portion of the Bonus deferred by the Participant in accordance with the Participant's election under
          Section 4.1.

                  5.2.3 On each day, each Plan Year Subaccount of a Participant's Deferral Account shall be credited or debited with earnings or losses in an amount determined by applying each Participant Option to that portion of the Plan Year Subaccount for which the Participant elected that Participant Option.

                  5.2.4 In no event shall the amounts credited to a Participant's Deferral Account pursuant to Section 5.2.1 or 5.2.2 exceed the reduction in the Salary or Bonus otherwise payable to the Participant on that date.

                  5.2.5 On the day on which any amount of a Participant's Plan Year Subaccount is distributed as provided in the Plan, or on which any amount of a Participant's Plan Year Subaccount is forfeited as provided in the Plan, the Plan Year Subaccount shall be reduced by the amount of the distribution or forfeiture.

          6. DISTRIBUTIONS OF DEFERRAL ACCOUNTS.

             6.1 DISTRIBUTION OF DEFERRAL ACCOUNT PURSUANT TO ELECTION. With respect to each Plan Year Subaccount, the Company shall pay to each Participant the balance of that Plan Year Subaccount beginning on the Payment Eligibility Date and pursuant to the Distribution Method elected with respect to that Plan Year pursuant to Section 4.1. Notwithstanding the foregoing, if the balance of the Plan Year Subaccount is $10,000 or less, the entire balance shall be distributed in the form of a cash lump sum on the applicable Payment Eligibility Date. The Participant's Deferral Account shall continue to be credited or debited with earnings or losses pursuant to Section 5.2.3 until all amounts credited to his or her Deferral Account have been distributed.

             6.2  DEATH.   If  a  Participant  dies,  the  balance  of  the
          Participant's Deferral Account shall be paid to the Participant's Beneficiary in a lump sum.

             6.3 TERMINATION OF EMPLOYMENT. In the event a Participant ceases to be employed by any of the Companies (other than by reason of the Participant's death), the Committee may elect to distribute the balance of the Participant's Plan Year Subaccounts for which the designated Payment Eligibility Date has not occurred as of the date that the Participant ceases to be employed by any of the Companies by notifying the Participant within 60 days of that date. The Committee may at its election pay such amount either (i) in one lump sum on or before the conclusion of the 60 day period, or (ii) in four quarterly installments, with the first installment paid on or before the conclusion of the 60 day period. If the Committee chooses to pay the Participant's Plan Year Subaccounts in four quarterly installments, the unpaid balance of such Plan Year Subaccounts shall continue to be credited or debited with earnings or losses as provided in Section 5.2.3 and the amount of such earnings credited during each quarter shall be paid with each quarterly installment. The distribution of the Participant's Plan Year Subaccounts for which the designated Payment Eligibility Date has passed at the time the Participant ceases to be employed by any of the Companies will be made as otherwise provided in the Plan.

             6.4 UNFORESEEABLE EMERGENCY. The Committee may, pursuant to rules adopted by it and applied in a uniform manner, accelerate the date of distribution of all or a portion of a Participant's Deferral Account because of an Unforeseeable Emergency; provided, however, that any determination to accelerate the date of distribution of the Deferral Account of any member of the Committee shall be made by the Board. "Unforeseeable Emergency" shall mean an unforeseeable, severe financial hardship resulting from (a) a sudden and unexpected illness or accident of the Participant or his dependent (as defined in Section 152(a) of the
          Code); (b) loss of the Participant's property due to casualty; or
          (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, but which may not be relieved through other available resources of the Participant (including reimbursement or compensation by insurance, liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or by cessation of deferrals under the Plan), as determined by the Committee in accordance with the uniform rules adopted by it. Distributions pursuant to this Section 6.4 of less than the Participant's entire interest in the Plan shall be made pro rata from his Plan Year Subaccounts and from the assumed investments in such Plan Year Subaccounts according to the balances in such accounts. Subject to the foregoing, payment of any amount with respect to which a Participant has filed a request under this Section 6.4 shall be made as soon as practicable after approval of such request by the Committee.

             6.5 CHANGE OF CONTROL. The Company shall immediately pay to each Participant the full amount of his or her Deferral Account if there occurs a Change of Control, as defined herein. For purposes of this Section, a "CHANGE OF CONTROL" shall have occurred if (i) a person or group of persons other than Stephen
          A. Wynn or members of his family acquire 20 percent or more of the outstanding voting securities of the Mirage Resorts, Incorporated, and a majority of the Board of Directors has not previously approved the acquisition of the securities, or (ii) more than one-half of the members of the Board of Directors each have less than two years' consecutive tenure as a director and were not nominated or appointed as a director by a majority of the Board of Directors, each of whom had at least two years' consecutive tenure as a director at the time of such nomination or appointment.

             6.6 INABILITY TO LOCATE PARTICIPANT. If the Committee is unable to locate a Participant or his or her Beneficiary on any date on which a distribution is to be made from such Participant's Deferral Account, the Company shall retain the distribution which was to be made on such date until such time as the Committee can locate the Participant or Beneficiary; provided, however, that the Company may deduct from such retained distributions all taxes which are required to be withheld by the Company. No additional earnings shall be credited pursuant to
          Section 5.2.3  on  any  distribution retained  pursuant  to  this
          Section 6.6. If the Committee is unable to locate a Participant or Beneficiary within five years following a date on which a distribution is to be made from such Participant's Deferral Account, the amount of such distribution shall be forfeited. In seeking to locate a Participant or Beneficiary, the Committee may take any reasonable action, but shall not be required to take any action other than communicating by registered mail to the address or addresses last provided to the Committee by the Participant or Beneficiary.

             6.7 EARLY DISTRIBUTIONS. A Participant may elect to withdraw amounts from his or her Deferral Account prior to the corresponding Payment Eligibility Date ("EARLY DISTRIBUTIONS"), subject to the following restrictions:

                  6.7.1 The election to take an Early Distribution shall be made by filing a form provided by and filed with the Committee prior to the fifteenth day of any calendar month. Such election shall designate one or more Plan Year Subaccounts from which such Early Distribution is to be made. The Early Distribution shall be made in a single cash lump sum as soon as practicable after the first day of the following calendar month.

                  6.7.2 The amount of the Early Distribution shall in all cases equal 90 percent of the lesser of (i) the balance of all amounts that have been credited to the designated Plan Year Subaccount(s) pursuant to Sections 5.2.1 and 5.2.2; or (ii) the balance of the designated Plan Year Subaccount(s).

                  6.7.3 The remaining balance of the designated Plan Year Subaccount(s) shall be permanently forfeited and the Companies and the Committee shall have no obligation to the Participant or his Beneficiary with respect to such forfeited amount.

                  6.7.4 If a Participant receives an Early Distribution, the Participant will be ineligible to participate in the Plan for the balance of the Plan Year and for the following Plan Year.

                  6.7.5 A Participant will be limited to a maximum of two Early Distributions.

          7. ADMINISTRATION.

             7.1 COMMITTEE. A Committee, consisting of not less than one person, shall be appointed by and serve at the pleasure of the Board of Directors. The number of members comprising the Committee shall be determined by the Board, which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the
          Board. The Board may remove any member by resolution at any time. Vacancies in the membership of the Committee shall be filled by the Board. The initial appointments to the Committee are Daniel R. Lee, Peter C. Walsh, and James E. Pettis.

             7.2 COMMITTEE ACTION. The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior or subsequent to such action, a written consent to the action is signed by all members of the Committee, and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

             7.3 POWERS AND DUTIES OF THE COMMITTEE. The Committee, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan and shall have full discretion, power, and authority necessary to accomplish its purposes, including, but not by way of limitation, the following:

                  7.3.1 To construe and interpret the terms and provisions of this Plan;

                  7.3.2 To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

                  7.3.3 To maintain all records that may be necessary for the administration of the Plan;

                  7.3.4 To provide for disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

                  7.3.5 To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof;

                  7.3.6 To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connec-tion with the administration of the Plan as the Committee may from time to time prescribe; and

                  7.3.7 To determine who are Eligible Employees, subject to the limitations described in the Plan.

             7.4 CONSTRUCTION AND INTERPRETATION. The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan; provided, however, the Committee shall have the discretion to determine whether an otherwise Eligible Employee is selected to participate in the Plan.

             7.5 INFORMATION. To enable the Committee to perform its functions, the Companies shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other cause of termination, and such other pertinent facts as the Committee may require.

             7.6 COMPENSATION AND EXPENSES. The members of the Committee shall serve without compensation for their services hereunder. The Committee is authorized at the expense of Mirage Resorts, Incorporated to employ such legal counsel, accountants, and other advisers as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by Mirage Resorts, Incorporated.

             7.7 INDEMNITY. To the fullest extent permitted by applicable law, Mirage Resorts, Incorporated shall indemnify, hold harmless, and defend the Committee and each member thereof, the Board of Directors, and any delegate of the Committee who is an employee of a Company against any and all expenses, liabilities and claims, including legal fees as they are incurred to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise.

             7.8 PARTICIPANT STATEMENTS. Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Deferral Account on a periodic basis at least once with respect to each Plan Year.

          8. MISCELLANEOUS.

             8.1 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interests in any specific property or assets of any Company. No assets of any Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of any Company under this Plan. This Plan shall not cause any Company's assets to be pledged or restricted. A Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of that Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors of the Company. The Company may, but need not, acquire investments corresponding to those designated by the Participants hereunder, and it is not under any obligation to maintain any investment it may make. Any such investments, if made, shall be in the name of the Company, and shall be its sole property in which no Participant shall have any interest. The Plan is intended to be an unfunded plan for purposes of Title I of ERISA.

             8.2 RESTRICTION AGAINST ASSIGNMENT. The Companies shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to or for any other person. No part of a Participant's Deferral Account shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Deferral Account be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. Any purported alienation, anticipation, transfer, commutation, pledge, encumbrance, or assignment shall be void and of no effect. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt, and the Participant's rights to distribution or payment under the Plan are subject to involuntary transfer or assignment in any such proceeding, the Committee may in its discretion cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest.

             8.3 WITHHOLDING. There shall be deducted from each payment to a Participant made under the Plan all taxes which are required to be withheld by the Company from such payment. If any taxes, including employment taxes with respect to the Deferral Account, are required to be withheld prior to the time of payment, the Company may withhold such amounts from other compensation paid to the Participant.

             8.4 AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION. The Board of Directors may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Deferral Account.

             8.5 GOVERNING LAW. This Plan shall be construed, governed and administered in accordance with the laws of the State of Nevada, to the extent not preempted by ERISA.

             8.6 RECEIPT OR RELEASE. Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Companies. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

             8.7 PAYMENTS ON BEHALF OF PERSONS UNDER INCAPACITY. In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Companies.

             8.8  NO EMPLOYMENT RIGHTS.   Participation  in this Plan shall
          not confer upon any person any right to be employed by the Companies nor any other right not expressly provided hereunder.

             8.9 HEADINGS NOT PART OF AGREEMENT. Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

             8.10 ERISA. This Plan constitutes a pension benefit plan within the meaning of Section 3(2) of ERISA, which is unfunded and maintained for the purpose of providing deferred compensation for a select group of management or highly compensation employees. This Plan constitutes the "Summary Plan Description" required under ERISA, as well as the governing document of the Plan. The Administrator of the Plan, within the meaning of
          Section 3(16) of ERISA, and the Named Fiduciary thereof, within the meaning of Section 402 of ERISA, is the Committee. Attached hereto as Exhibit "A" is a statement of a Participant's rights under ERISA. Attached hereto as Exhibit "B" is a statement of the claims procedures under the Plan.

             IN WITNESS WHEREOF, Mirage Resorts, Incorporated has caused this document to be executed by its duly authorized officer on this 4th day of February, 1997.
               ---        --------

                                       MIRAGE RESORTS, INCORPORATED


                                            DANIEL R. LEE
                                            _______________________________
                                       By:  Daniel R. Lee
                                       its  Chief Financial Officer

                                     EXHIBIT "A"

             INFORMATION PROVIDED UNDER ERISA. This Plan is an unfunded pension plan. Mirage Resorts, Incorporated is the Plan sponsor. The Committee is the Plan administrator and agent for service of legal process. Mirage Resorts, Incorporated and its subsidiaries bear the costs of the benefits under the Plan.

             The address, telephone number, and employer identification number of Mirage Resorts, Incorporated are as follows:

                             Mirage Resorts, Incorporated
                             3400 Las Vegas Boulevard South
                             Las Vegas, Nevada 89109
                             Attention:  Daniel R. Lee
                             Telephone No.: (702) 791-7111
                             Employer Identification No.: 88-0058016


             STATEMENT OF ERISA RIGHTS.   A Participant  in this  Plan  is
          entitled to certain rights and protections under a federal law known as "ERISA." ERISA provides that all Plan Participants shall be entitled to examine, without charge, at the Plan administrator's office, all Plan documents and the Plan's annual report. Copies of these documents and other Plan information may also be obtained upon written request to the Plan Administrator.
           A reasonable charge may be made for copies.

             In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of this Plan. The people who operate this Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining benefits or exercising your rights under ERISA. If your claim for benefits is denied in whole or in part, you must receive a written explanation of the reason for this denial. You have the right to have the Plan Administrator review and reconsider your claim.

             Under ERISA, there are steps you can take to enforce the above rights. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file a claim as provided in the Plan. If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file a claim as provided in the Plan.

             If you have any questions about your Plan, you should contact the Plan administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.

                                     EXHIBIT "B"

             CLAIMS PROCEDURES. If you believe you are entitled to a benefit under this Plan, you may make a claim for such benefit by filing with the Committee a written statement setting forth the amount and type of payment so claimed. The statement shall also set forth the facts supporting the claim. The claim may be filed by mailing or delivering it to the Committee.

             Within sixty (60) calendar days after receipt of such a claim, the Committee shall notify you in writing of its action on such claim and if such claim is not allowed in full, shall state the following in a manner calculated to be understood by you:

                    (a)  The specific reason or reasons for the denial;

                    (b) Specific reference to pertinent provisions of this Plan on which the denial is based;

                    (c) A description of any additional material or information necessary for you to be entitled to the benefits that have been denied and an explanation of why such material or information is necessary; and

                    (d) An explanation of this Plan's claim review procedure.

             If you disagree with the action taken by the Committee, you or your duly authorized representative may apply to the Committee for a review of such action. Such application shall be made within one hundred twenty (120) calendar days after receipt by you of the notice of the Committee's action on your claim. The application for review shall be filed in the same manner as the claim for benefits. In connection with such review, you may inspect any documents or records pertinent to the matter and may submit issues and comments in writing to the Committee. A decision by the Committee shall be communicated to you within sixty (60) calendar days after receipt of the application. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by you, and specific references to the pertinent provisions of this Plan on which the decision is based.